Exhibit 10.8

As of November 7, 2013

CMG Holdings Group, Inc
333 Hudson Street, Suite 303
 New York, NY 10013

Attn: Jeffrey Devlin, CEO

Dear Mr. Devlin:

AudioEye, Inc. (“AudioEye”) and CMG Holdings Group, Inc. (“CMG Holdings”) are party to that certain Call Option Agreement (the “Call Option Agreement”), dated as of August 1, 2013, as amended as of August 30, 2013 and as of September 14, 2013.

In consideration of the mutual promises herein contained, and other good and valuable consideration, and intending to be legally bound, AudioEye and CMG Holdings hereby agree that:

(i)	Section 1.2 of the Call Option Agreement is amended and restated in its entirety as follows:

“1.2        The parties acknowledge that while this Agreement is in effect, AudioEye shall be entitled but not obligated to make the Termination Payment, and that upon such Termination Payment being made while this Agreement is in effect, the parties agree that Royalty Agreement shall be terminated mutually, automatically and with no further action of the parties required. If AudioEye decides to make the Termination Payment, then, in accordance with the notice provisions of this Agreement, AudioEye shall issue to Seller a notice to that effect accompanied by payment of the Termination Payment.”

(ii)	Section 4.1 of the Call Option Agreement is amended and restated in its entirety as follows:

“4.1        In accordance with this Agreement, to purchase the Option Shares held by Seller, Purchaser shall pay the option exercise price as follows: If Purchaser decides to purchase the Option Shares, then the total option exercise price for purchasing the Option Shares shall be $1,415,000 and AudioEye must elect to make the Termination Payment of $85,000 in Section 1.1 above, which must accompany the option exercise price; provided, however, that the parties agree that AudioEye may elect to make the Termination Payment of $85,000 in Section 1.1 above in advance of an election by Purchaser to purchase the Option Shares. The parties agree that this is an all or none transaction to purchase the Option Shares and that the Seller must receive $1,500,000 in aggregate, consisting of the option exercise price and the Termination Payment, in order for Purchaser to purchase the Option Shares.”

University of Arizona Science and Technology Park
9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 • Fax 520.844.2989

(iii)	Section 9.2 of the Call Option Agreement is amended and restated in its entirety as follows:

“9.2        Unless otherwise provided herein, this Agreement shall automatically terminate at 5:00 P.M. Tucson time on that date which is one hundred seventeen (117) calendar days from the Effective Date.”

This Agreement also serves as the requisite notice by AudioEye that it is electing, concurrently with execution of this Agreement, to terminate the Royalty Agreement in accordance with Section 1.1 of the Call Option Agreement, thus serving to terminate the Royalty Agreement upon payment of the Termination Payment.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted according to the laws of the State of Delaware, without giving effect to the choice of law provisions of such State. Any actions for enforcement of this Agreement or interpretation of any of the provision of this Agreement or otherwise arising out of or relating to this Agreement shall be brought only in the state courts of or in the federal courts located in Pima County, State of Arizona. The parties agree to submit to the jurisdiction of such courts. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Pima County, State of Arizona. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

University of Arizona Science and Technology Park

9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 • Fax 520.844.2989

2

If you are in agreement with the foregoing, please sign and return one copy of this Agreement to us.

Very truly yours,

AudioEye, Inc.

By:
Name:
Title:

Agreed to as of this 7th day of November, 2013:

CMG Holdings Group, Inc.

By:
Name:
Title:

University of Arizona Science and Technology Park
9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 • Fax 520.844.2989

 3